Exhibit 99.1

FOR IMMEDIATE RELEASE

VISHAY INTERTECHNOLOGY INCREASES ALL-CASH PROPOSAL
FOR INTERNATIONAL RECTIFIER TO $23.00 PER SHARE IN CASH

Intends to Commence Tender Offer to Purchase All Outstanding Shares
of International Rectifier

Nominates Three Candidates for Election to International Rectifier’s
Board of Directors at Delayed 2007 Annual Meeting

Commences Litigation in Delaware Chancery Court
Regarding International Rectifier’s Delayed Annual Meetings

Malvern, PA – September 10, 2008 – Vishay Intertechnology, Inc. (NYSE: VSH) today announced that it has increased the price of its all-cash proposal to acquire all of the outstanding shares of International Rectifier Corporation (NYSE: IRF) common stock to $23.00 per share. The increased proposal represents a premium of 22% to International Rectifier’s closing stock price on August 14, 2008, the last trading day prior to public disclosure of Vishay’s original acquisition proposal, and a 30% premium over International Rectifier’s average closing price for the 30 trading days preceding that announcement. The transaction has a value of approximately $1.7 billion in the aggregate.

Vishay intends to commence shortly a tender offer to purchase all of the outstanding shares of International Rectifier common stock for $23.00 per share in cash.

“We firmly believe there are significant and compelling benefits to a combination of Vishay and International Rectifier. We are committed to bringing our two companies together to create a global leader in the manufacturing of power integrated circuits, discrete semiconductors and passive electronic components,” said Dr. Felix Zandman, Vishay's Founder and Executive Chairman of the Board. “Our increased all-cash proposal provides International Rectifier’s stockholders with an opportunity to realize significant premium value for their investment in International Rectifier. Furthermore, we believe that a combined Vishay-International Rectifier would provide customers a broader and more fully integrated product and technology portfolio that will enable us to better address their needs.”

“From the outset, it has been our strong preference to work together with International Rectifier and its Board of Directors to negotiate a mutually beneficial transaction for our respective stockholders, employees, customers, partners and other stakeholders,” said Dr. Gerald Paul, Vishay’s President and Chief Executive Officer. “Despite our best efforts, International Rectifier has flatly refused to discuss a business combination with us and to explore the benefits of such a combination. Their Board has set a very tight timeframe for the Company’s stockholders to have any say over the matters to be considered at a stockholders meeting which is being delayed by almost eleven months. As a result, we have been left with no alternative but to present our increased proposal directly to International Rectifier’s stockholders. We are confident that the stockholders, deciding for themselves, will find our increased all-cash proposal to be compelling.”

Vishay also announced today that it has provided notice in accordance with International Rectifier’s bylaws of Vishay’s intention to nominate three independent candidates for election to the International Rectifier Board of Directors at the 2007 Annual Meeting of Stockholders. International Rectifier has delayed this Annual Meeting since 2007 and it is now scheduled to be held on October 10, 2008. International Rectifier stockholders of record as of September 19, 2008 are entitled to vote at the 2007 Annual Meeting. Vishay intends to file in the near future with the Securities and Exchange Commission proxy solicitation materials in connection with International Rectifier’s delayed 2007 Annual Meeting.

Vishay has notified International Rectifier that it intends to nominate the following candidates for election as International Rectifier’s three Class I directors:

  Ronald M. Ruzic: Prior to retiring in 2003, Mr. Ruzic was Executive Vice President of BorgWarner Inc. since 1992 and Group President BorgWarner Automotive Inc. since 1989. He also held positions with BorgWarner as President and General Manager of Morse TEC Inc., Vice President – Operations of Morse Automotive, Vice President – International of Morse Automotive, and various other positions with entities within the BorgWarner family of companies. After joining BorgWarner in 1968 as a senior manufacturing engineer for its subsidiary Morse Chain, Mr. Ruzic progressed through engineering and management positions and managed various BorgWarner operations in Italy, Mexico, Germany and the United States.

  William T. Vinson: Mr. Vinson is currently a Director and the Chairman of Siemens Government Services, Inc., a company that provides products and services to the United States government to improve national security. He is also a Director and the Chairman of SAP Government Support and Services, Inc., a company that supplies information technology products, services and maintenance products. He serves on the Government Security, Audit and Compensation committees of each of these companies.

  Prior to his retirement in 1998, Mr. Vinson served as Vice President and Chief Counsel of Lockheed Martin Corporation, a major defense contractor and advanced technology company. From 1992 to 1995, he served as Vice President and General Counsel of Lockheed Corporation and from 1990 to 1992, he was Lockheed’s Vice President-Secretary and Assistant General Counsel.

  Yoram (Jerry) Wind: Prof. Wind is the Lauder Professor, Professor of Marketing and Director of SEI Center for Advanced Studies in Management at The Wharton School, the business school of the University of Pennsylvania. He is also the founding academic director of The Wharton Fellows Program, an executive education program, and was the founding editor of Wharton School Publishing. Prof. Wind’s research and teaching areas include global marketing and business strategy, new product, market and business development and creativity and growth strategies.

  In addition, Prof. Wind founded Wind Associates, a consulting firm that advises on both overall global corporate and business strategy and transformation as well as marketing strategy and development of new businesses. Prof. Wind is also an advisor to the Chief Executive Officer and members of the executive committee of SEI Investments, a financial services firm.

Vishay has also notified International Rectifier that it intends to seek stockholder approval at the delayed 2007 Annual Meeting of certain amendments to International Rectifier’s bylaws. One such amendment would require International Rectifier to hold its 2008 Annual Meeting of Stockholders to elect Class II directors by December 21, 2008. Class II directors were previously elected by the stockholders in November 2005 and International Rectifier recently announced its intention that the election of Class II directors would not be held until “early 2009”.

“International Rectifier’s stockholders deserve to be represented by directors who will not deprive them of an opportunity to receive a significant cash premium for their shares,” continued Dr. Zandman. “All of our nominees have proven track records in their areas of expertise and have committed that, if elected, they will exercise their independent judgment as directors in accordance with their fiduciary duties. Vishay is confident they would seek to work with the existing members of the Board to determine the best course of action for International Rectifier’s stockholders."

Vishay also announced today it has commenced litigation in the Delaware Chancery Court regarding the timing of International Rectifier’s delayed 2007 and 2008 Annual Meetings and its proposed bylaw amendments.

Wachtell, Lipton, Rosen & Katz is acting as legal counsel to Vishay, and Banc of America Securities LLC is acting as financial advisor. Vishay is working with Banc of America Securities to expeditiously secure committed financing for the acquisition. Innisfree M&A Incorporated has been retained by Vishay as Information Agent and proxy solicitor.

Vishay disclosed the increased all-cash proposal in a letter which Dr. Zandman and Dr. Paul sent today to the International Rectifier Board of Directors. The full text of the letter follows:

September 10, 2008

The Board of Directors
International Rectifier Corporation
233 Kansas Street
El Segundo, California 90245
Attention: Mr. Richard J. Dahl – Chairman
              Mr. Oleg Khaykin – Chief Executive Officer

Gentlemen:

Over the past several weeks, we have sought to engage you in discussions regarding our proposal to combine Vishay Intertechnology, Inc. and International Rectifier Corporation. As we have indicated to you, it has been and remains our strong preference to work together with International Rectifier and its Board of Directors to negotiate an agreement that is mutually beneficial for our respective stockholders, employees, customers and other stakeholders. We are disappointed that, despite our best efforts, including indicating that we are willing to discuss all aspects of our proposal, you have flatly refused to discuss any transaction with us and to explore the benefits of the combination of our two companies.

We are committed to bringing our two companies together to create a global leader in the manufacturing of power integrated circuits, discrete semiconductors and passive electronic components. To demonstrate our commitment to consummating a transaction in a timely manner, we are today increasing our all-cash proposal to acquire all of the outstanding shares of International Rectifier to $23.00 per share. Our proposal offers a full and fair price and provides an attractive opportunity for your stockholders to realize significant value for their investment in International Rectifier. The increased price represents a 22% premium over International Rectifier’s closing stock price on August 14, 2008, the last trading day prior to public disclosure of Vishay’s original acquisition proposal, and a 30% premium over International Rectifier’s average closing stock price for the 30 trading days preceding that announcement. Further, we are confident our increased proposal would provide your stockholders with far greater value than what International Rectifier could achieve on its own in the foreseeable future.

You have refused to engage with Vishay regarding our interest in a combination transaction and have set a very tight timeframe for your stockholders to have any say over the matters to be considered at a stockholders meeting which is being delayed by almost eleven months. As a result, you have left us with no alternative but to take the steps we are announcing today, including presenting our increased proposal directly to your stockholders. Thus, we intend to commence shortly a tender offer to acquire all of the outstanding shares of International Rectifier for $23.00 per share in cash.

International Rectifier stockholders deserve to be represented by directors who will not deprive them of the opportunity to receive a significant cash premium for their shares. Accordingly, today we are delivering written notice under International Rectifier’s bylaws that sets forth the names of three highly qualified, independent individuals whom we intend to nominate for election to International Rectifier’s Board of Directors at your delayed 2007 Annual Meeting of Stockholders, which you have scheduled for October 10, 2008. These nominees have committed that, if elected, they will exercise their independent judgment as directors in accordance with their fiduciary duties. We are confident they would seek to work with the rest of the Board to determine the best course of action for International Rectifier’s stockholders.

In addition, as stated in our written notice, we intend to propose amendments to International Rectifier’s bylaws at the upcoming delayed 2007 Annual Meeting of Stockholders. These bylaw amendments are designed to ensure that International Rectifier’s stockholders – who have had no say over the composition of their Board of Directors since 2006 – will have the opportunity to exercise their voting rights and elect a Board that will represent their interests. We note that half of the current International Rectifier directors were never elected by stockholders but were instead appointed by their fellow directors. And those incumbent directors who were previously elected by the stockholders held office during a disastrous, value-destructive period for International Rectifier and have not been subject to stockholder approval since then. Particularly in light of these circumstances, your recently announced intention to delay the 2008 Annual Meeting of Stockholders until sometime in 2009 is unacceptable, and we will be seeking your stockholders’ vote to require that the 2008 Annual Meeting actually be held in 2008.

We strongly believe that a combination of Vishay and International Rectifier will create significant value for both companies’ respective stockholders and customers. Accordingly, it remains our strong preference to work cooperatively with International Rectifier to bring our two companies together. We are prepared to commit all necessary resources to complete a transaction expeditiously. We and our advisors stand ready to meet with you and your advisors at any time to discuss our proposal and negotiate a merger agreement. We are confident that the Vishay and International Rectifier teams working together can make this transaction a mutual success.

Our Board of Directors unanimously supports the combination of our two companies. We expect you will give this proposal serious consideration and look forward to hearing from you.

Sincerely yours,

/s/ Felix Zandman	/s/ Gerald Paul

Dr. Felix Zandman	Dr. Gerald Paul
Executive Chairman of the Board of Directors	President and Chief Executive Officer

About Vishay Intertechnology, Inc.

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics) and selected ICs, and passive electronic components (resistors, capacitors, inductors, and transducers). Vishay's components can be found in products manufactured in a very broad range of industries worldwide. Vishay is headquartered in Malvern, Pennsylvania, and has operations in 17 countries employing over 26,000 people. Vishay can be found on the Internet at http://www.vishay.com.

Forward Looking Statements

Some statements set forth in this communication, including those regarding Vishay’s proposal to acquire International Rectifier and the expected impact of the acquisition on Vishay’s strategic and operational plans and financial results, contain forward-looking statements that are subject to change. Statements including words such as “intend”, “believe”, “should”, “expect”, “are confident” or similar words as well as statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: the possibility that Vishay’s offer to acquire International Rectifier will not be made or consummated for any number of reasons, including the failure of the stockholders of International Rectifier to support the proposed transaction, the failure of any conditions to Vishay’s proposed tender offer to be satisfied, or the failure to obtain financing on terms acceptable to Vishay; the possibility that if approved, the closing of the acquisition may be delayed; the effect of the announcement of the offer on Vishay’s and International Rectifier’s strategic relationships, operating results and business generally, including the ability to retain key employees; fees and expenses incurred in connection with Vishay’s unsolicited acquisition proposal, director nominations and stockholder proposals; Vishay’s ability to successfully integrate International Rectifier’s operations and employees and achieve synergies; the risk that Vishay’s acquisition proposal will make it more difficult for Vishay to pursue other strategic opportunities; the risk that stockholder litigation in connection with Vishay’s unsolicited proposal, or otherwise, may result in significant costs of defense, indemnification and liability; general economic conditions; and other factors described in Vishay’s SEC filings (including Vishay’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for the quarters ended March 29, 2008 and June 28, 2008). If any of these risks or uncertainties materializes, the acquisition may not be consummated, the potential benefits of the acquisition may not be realized, Vishay’s and/or International Rectifier’s operating results and financial performance could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. All forward-looking statements in this news release are qualified by these cautionary statements and are made only as of the date of this news release. Vishay undertakes no duty to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Important Additional Information

Vishay intends to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying proxy card to be used to solicit proxies in connection with International Rectifier’s 2007 annual meeting. When and if completed the definitive proxy statement of Vishay and accompanying proxy card will be mailed to stockholders of International Rectifier. VISHAY STRONGLY ADVISES ALL STOCKHOLDERS OF INTERNATIONAL RECTIFIER TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION BY VISHAY OF PROXIES FROM INTERNATIONAL RECTIFIER’S STOCKHOLDERS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. SUCH PROXY STATEMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENTS WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO INNISFREE M&A INCORPORATED, VISHAY’S PROXY SOLICITOR.

The information in this news release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of International Rectifier. The proposed tender offer for the outstanding shares of International Rectifier common stock described in this news release has not commenced. ANY OFFERS TO PURCHASE OR SOLICITATION OF OFFERS TO SELL WILL BE MADE ONLY PURSUANT TO A TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) FILED WITH THE SEC. INTERNATIONAL RECTIFIER STOCKHOLDERS ARE ADVISED TO READ THESE DOCUMENTS AND ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INTERNATIONAL RECTIFIER STOCKHOLDERS MAY OBTAIN COPIES OF THESE DOCUMENTS FOR FREE, WHEN AVAILABLE, AT THE SEC’S WEBSITE AT WWW.SEC.GOV OR BY CALLING INNISFREE M&A INCORPORATED, THE INFORMATION AGENT FOR THE OFFER.

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Contacts:
Vishay Intertechnology, Inc.
Peter G. Henrici
Senior Vice President Corporate Communications
(610) 644-1300

Joele Frank, Wilkinson Brimmer Katcher
Matthew Sherman / Andrea Priest
(212) 355-4449

Innisfree M&A Incorporated
Alan Miller / Larry Miller
(212) 750-5833